UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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Insured Municipal Income Fund Inc.

(Name of Registrant as Specified In Its Charter)

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Insured Municipal Income Fund Inc.

51 West 52nd Street
New York, New York 10019-6114

June 5, 2009

Dear Valued Stockholder:

Important information regarding the annual stockholder meeting of Insured Municipal Income Fund Inc. is enclosed. We encourage you to review it carefully.

Unlike in some previous years, your broker CANNOT vote your shares without your specific instructions, so your prompt attention and vote should help your Fund minimize solicitation expenses.

For the reasons set forth in the proxy statement, we urge you to vote FOR your Fund’s highly experienced Board of Director nominees and proposals 3, 4 and 5. We recommend that you vote AGAINST proposal 6. Please use the WHITE proxy card to vote TODAY – by signing, dating and returning your WHITE proxy card in the enclosed postage-paid envelope.

On behalf of the Board of Directors, I thank you for your continued support.

Sincerely,

Richard Q. Armstrong
Independent Chairman of the Board

Insured Municipal Income Fund Inc.

51 West 52nd Street
New York, New York 10019-6114

June 5, 2009

Dear Valued Stockholder:

Important information regarding the annual stockholder meeting of Insured Municipal Income Fund Inc. is enclosed. We encourage you to review it carefully.

Unlike in some previous years, your broker CANNOT vote your shares without your specific instructions, so your prompt attention and vote should help your Fund minimize solicitation expenses.

For the reasons set forth in the proxy statement, we urge you to vote FOR your Fund’s highly experienced Board of Director nominees and proposals 3, 4 and 5. We recommend that you vote AGAINST proposal 6. Please use the WHITE proxy card to vote TODAY – by telephone, by internet or by signing, dating and returning your WHITE proxy card in the enclosed postage-paid envelope.

On behalf of the Board of Directors, I thank you for your continued support.

Sincerely,

Richard Q. Armstrong
Independent Chairman of the Board